Principal Financial Group

Principal Life Insurance Company
P.O. Box 10431
Des Moines, IA 50306-0431

Life Insurance Application

PART A

1. PERSONAL INFORMATION ABOUT THE PROPOSED INSURED

Name (First, Middle, Last)	Sex ☐ Male ☐ Female	Date of Birth / /
Street Address	Social Security Number - -	Birthplace (State, or Country if not U.S.)
City, State, Zip Code	Driver's License Number	State Issued
Home Phone Number ( )	Occupation	
Work Phone Number ( )	Workplace Zip Code	

2. BASIC COVERAGE APPLIED FOR

Product ____________________

Face Amount (excluding riders)
$ ____________________

Death Benefit Option if applicable:
- ☐ Option 1: Level Face Amount
- ☐ Option 2: Face + Accumulated/Policy Value
- ☐ Option 3: Face + Premiums Paid Less Partial Surrenders

Policy Planned Premium $ ____________________

Premium Frequency: (choose one)
☐ Annual ☐ Semi Annual ☐ Quarterly ☐ Single Pay

☐ EFT (complete EFT form + attach sample check)

List Bill Number ____________________
☐ Annual ☐ Semi Annual ☐ Quarterly ☐ Monthly

Unscheduled Premium $ ____________________

3. BENEFITS/RIDERS (Some riders are not available with all products)

- ☐ Accidental Death – Amount $ ____________
- ☐ Accounting Benefit
- ☐ Alternate Cash Surrender Value
- ☐ Change of Insured
- ☐ Children Term – Amount $ ____________
- ☐ Four Year Term
- ☐ 20 Year Premium Guarantee
- ☐ Policy Split Option
- ☐ Salary Increase – Amount $ ____________
- ☐ Single Life Term – Amount $ ____________
- ☐ Waiver of Premium/Specified Premium
- ☐ Waiver of Monthly Deductions/Monthly Policy Charges
- ☐ ____________
- ☐ ____________

4. BENEFICIARY INFORMATION

Primary Beneficiary	Relationship to Proposed Insured
Contingent Beneficiary	Relationship to Proposed Insured
Single Life Term Rider Beneficiary	Relationship to Proposed Insured

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal ®.	Page 1

Proposed Insured Name
5. OWNERSHIP INFORMATION
Owner Name (If trust, provide name of trust*) Relationship to Proposed Insured Address Taxpayer Identification Number City, State, Zip Code Date of Birt h (If trust, provide date of trust*) Joint Owner Name Relationship to Proposed Insured Address Taxpayer Identification Number City, State, Zip Code Date of Birth Contingent Owner Name Relationship to Proposed Insured * Submit copy of trust with this application.
6. CHANGE OF OWNERSHIP
(a) Is there an intention that any group of investors will obtain any right, title, or interest in any policy issued on the life of the Proposed Insured(s) as a result of this application? Yes No If yes, explain. (b) Will you borrow money to pay the premiums for this policy or have someone else pay these premiums for you in return for an assignment of policy values back to them? Yes No If yes, explain and complete premium financing acknowledgment form.
7. OTHER INSURANCE
(a) Is there other life insurance or annuities in force or applied for? Yes No (If yes, list all other life insurance or annuities in force or currently being applied for, even if sold, assigned, or viaticated.) Policy Check if Year Insured’s Name Company Amount Primary Purpose Number Pending Issued $ $ $ $ $ (b) If coverage is pending, will all pending coverage be accepted? Yes No If no, explain. (c) Have you transferred or assigned any right, title, or interest in any life insurance or annuity contract other than absolute assignment for Internal Revenue Code 1035 exchange? Yes No If yes, explain.
8. REPLACEMENT
(a) Will the insurance applied for with this application replace or affect any of the owner’s other life or annuity contracts (including pending coverage provided with a binding receipt)? Yes No If yes, list company name(s) and policy number(s) and provide necessary forms:
(b) Is this an Internal Revenue Code section 1035 exchange? Yes No

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal ®.	Page 2

Proposed Insured Name
9. MEDICAL QUESTION
Within the last ten years, has the Proposed Insured been treated for, or diagnosed as having a heart condition, chest pain, stroke, cancer, diabetes, alcohol abuse or drug dependency? Yes No (If yes, explain below.) Details (including dates and healthcare provider’s name/address)
(Continue to next page)

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal ®.	Page 3

Principal Life Insurance Company P.O. Box 10431 Life Insurance Des Moines, IA 50306-0431 Application
PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION
(“Company” means Principal Life Insurance Company) AGREEMENT Statements In Application: I represent that all statements in this applic ation are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application, shall be the basis of any insurance issued. I also understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. When Policy Coverage Becomes Effective: I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner and signing of Part D, if applicable. I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no policy liability unless:
1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and
2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and
3) The Part D or the Acknowledgment of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery.
If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no agent, broker, licensed representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any agent, broker, licensed representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application.
If my employer is the owner and beneficiary on this application: I agree to allow my employer to purchase insurance on my life. I understand that my employer will have all present and future rights of ownership and will also be the beneficiary of the policy. There is no obligation, on my part, to pay the policy premiums. I acknowledge that as an employee, the employer has an insurable interest in my life. I understand and agree that my administrators, estate, heirs and assignees have no rights to any policy proceeds. I further authorize my employer to increase the amount of insurance on my life in the future without another consent from me and without further notice to me as long as I am employed by the employer. I consent to and authorize my employer or its successors to continue to be the owner and beneficiary of this policy(s) indefinitely including after the end of my employment by the employer. AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, insurance agent, broker, licensed representative, or any other organization, institution or person having personal information (including physical, mental, drug or alcohol use history) regarding me, the named proposed insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company to conduct a telephone interview in connection with my application for insurance. I understand and agree to sign any authorization that is required to authorize any doctor, hos pital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical, mental, drug or alcohol use history) regarding the named proposed insured to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, Principal Life may not be able to process my application fo r life insurance coverage. I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company or its reinsurers. I authorize the Company to release any such data to MIB, Inc. or as required by law. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance. I agree that this authorization shall be valid for 24 months from the date of this application. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc.

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal ®.	Page 8

PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED) C.O.D. or Advance Premium Paid: This application is C.O.D. and I have not been given any Conditional Receipt with this application. I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms.
I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms. Warning: It is a crime to provide false, misleading, or incomplete information to an insurance company for the purpose of defrauding the company or any other person. Penalties include imprisonment and/or fines and denial of insurance benefits.
OWNER TAXPAYER IDENTIFICATION NUMBER CERTIFICATION: As proposed owner of this contract, I certify under penalties of perjury: (1) The taxpayer identification number shown on this application is correct, (2) I am not subject to IRS backup withholding, and (3) I am a U.S. person (which includes a U.S. resident alien). If subject to backup withholding complete W-9. If not a U.S. person complete W-8. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signatures – Please read all of the above Agreements, Authorizations, and Certification before signing below. Signature of Proposed Insured (If age 15 or over)
X Signature of Parent (If Proposed Insured is under age 18 and Parent has not signed as Owner) X Signature of Owner(s), if other than Proposed Insured. If corporation, an o fficer other than the Proposed Insured must sign and include officer’s title. If joint ownership or Trust, all joint owners/trustees must sign. If signing as a Trustee include ‘Trustee’ as title.
Title
X
Title
X
Title
X Signed at: City State Date Signature of Licensed Agent/Broker/R epresentative License Number
X
Cosignature by resident Licensed Agent/Broker/Representative, if Date License Number applicable in your state

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal ®.	Page 9

Principal Life Insurance Company P.O. Box 10431 Life Insurance Des Moines, IA 50306-0431 Application
PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION
(“Company” means Principal Life Insurance Company) AGREEMENT Statements In Application: I represent that all statements in this applic ation are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application, shall be the basis of any insurance issued. I also understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. When Policy Coverage Becomes Effective: I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner and signing of Part D, if applicable. I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no policy liability unless:
1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and
2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and
3) The Part D or the Acknowledgment of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery.
If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no agent, broker, licensed representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any agent, broker, licensed representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application.
If my employer is the owner and beneficiary on this application: I agree to allow my employer to purchase insurance on my life. I understand that my employer will have all present and future rights of ownership and will also be the beneficiary of the policy. There is no obligation, on my part, to pay the policy premiums. I acknowledge that as an employee, the employer has an insurable interest in my life. I understand and agree that my administrators, estate, heirs and assignees have no rights to any policy proceeds. I further authorize my employer to increase the amount of insurance on my life in the future without another consent from me and without further notice to me as long as I am employed by the employer. I consent to and authorize my employer or its successors to continue to be the owner and beneficiary of this policy(s) indefinitely including after the end of my employment by the employer.
AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, insurance agent, broker, licensed representative, or any other organization, institution or person having personal information (including physical, mental, drug or alcohol use history) regarding me, the named proposed insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company to conduct a telephone interview in connection with my application for insurance. I understand and agree to sign any authorization that is required to authorize any doctor, hos pital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical, mental, drug or alcohol use history) regarding the named proposed insured to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, Principal Life may not be able to process my application fo r life insurance coverage. I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company or its reinsurers. I authorize the Company to release any such data to MIB, Inc. or as required by law. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance. I agree that this authorization shall be valid for 24 months from the date of this application. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc.
CLIENT COPY

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal ®.	Page 10

PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED) C.O.D. or Advance Premium Paid: This application is C.O.D. and I have not been given any Conditional Receipt with this application. I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms.
I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms. Warning: It is a crime to provide false, misleading, or incomplete information to an insurance company for the purpose of defrauding the company or any other person. Penalties include imprisonment and/or fines and denial of insurance benefits.
OWNER TAXPAYER IDENTIFICATION NUMBER CERTIFICATION: As proposed owner of this contract, I certify under penalties of perjury: (1) The taxpayer identification number shown on this application is correct, (2) I am not subject to IRS backup withholding, and (3) I am a U.S. person (which includes a U.S. resident alien). If subject to backup withholding complete W-9. If not a U.S. person complete W-8. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
CLIENT COPY

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal ®.	Page 11